Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-228769 on Form S-4 of Ready Capital Corporation of our report dated March 13, 2018 on the consolidated financial statements of Owens Realty Mortgage, Inc., appearing in the joint proxy statement/prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such prospectus..

/s/ CROWE LLP

Sacramento, California
February 13, 2019